UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 15, 2023

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

Delaware	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16100 N. 71st Street, Suite 400

Scottsdale, AZ 85254

(Address of principal executive offices)

(480) 564-5700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	RS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events

On January 15, 2023, Reliance Steel & Aluminum Co. (the “Company”) completed the previously announced redemption of $500,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due April 15, 2023 (the “Senior Notes”), representing all of the outstanding Senior Notes, on January 15, 2023. The Senior Notes were redeemed pursuant to the terms of an Indenture, dated as of April 12, 2013, at a price equal to 100% of the principal amount of the Senior Notes, together with accrued and unpaid interest, if any, up to but excluding January 15, 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: January 19, 2023	By:	/s/ Arthur Ajemyan
Arthur Ajemyan
Senior Vice President and Chief Financial Officer

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